UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

SPHERION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 26, 2004, Spherion Corporation issued a press release announcing its results of operations for the fiscal quarter ended March 26, 2004. A copy of the press release is attached as an exhibit hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: April 26, 2004	By:	/s/ Roy G. Krause
President & Chief Operating Officer

[spherion logo]

	Investor Contact:	Teri Miller (954) 308-8216 terilmiller@spherion.com

FOR IMMEDIATE RELEASE	Media Contact:	Kip Havel (954) 308-6324 kiphavel@spherion.com

SPHERION ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

     FORT LAUDERDALE, Fla., April 26, 2004 — Spherion Corporation (NYSE: SFN) today announced financial results for the first quarter ended March 26, 2004.

FINANCIAL HIGHLIGHTS

•	First quarter 2004 revenues from continuing operations were $478.6 million compared with $414.1 million in the first quarter of 2003, an increase of 15.6%.

•	The net loss for the three months was ($8.1) million or ($0.13) per share in 2004 and ($4.8) million or ($0.08) per share in 2003.

•	The loss from continuing operations was ($4.0) million or ($0.07) per share in the first quarter 2004 compared with ($2.7) million or ($0.05) per share in the first quarter 2003.

•	Excluding restructuring and other charges, adjusted earnings (loss) from continuing operations for the first quarter were $1.8 million or $0.03 per share in 2004 and ($2.7) million or ($0.05) per share in 2003.

     Spherion President and Chief Operating Officer Roy Krause commented, “Our strategy to focus on recruiting based services in the North American market, the organizational changes we made recently to support that strategy, as well as investments in sales resources, are yielding strong improvements in our business results. Excluding the impact of our Canadian franchise acquisition in 2003, revenue growth from continuing operations was 10.7% year over year, attributable to strong sales execution from both our Staffing and Professional Services segments. Demand for staffing services increased in the first quarter across all skill sets, including information technology, and was fairly broad based throughout North America. Our business trends are encouraging and our internal efforts have positioned us well to benefit from the improving employment market.”

     Krause continued, “We are encouraged by the wide spread demand for traditional temporary staffing services, as well as our progress in increasing revenues from some of our higher value managed service offerings. As expected, gross profit margins declined due to dramatic increases in state unemployment taxes in 2004 and the cumulative impact of competitive pricing over the last year. We continue to carefully manage expenses as market demand increases and expect to further improve operating leverage as the business grows.”

OPERATING PERFORMANCE

     As previously announced, the Company plans to divest certain non-core assets, which will allow greater focus on its North American staffing and recruiting operations. The businesses held for sale have been reclassified in the financial statements as discontinued operations. Historical segment information has been restated and is available on the investor relations page of the Company’s web site at www.spherion.com.

     Staffing Services revenues increased 10.9% year over year, excluding the impact of the 2003 Canadian franchise acquisition, and the typical seasonal decline in revenues in the first quarter was less than in prior years. Demand continues to be driven primarily by light industrial staffing, but clerical staffing and several areas of the managed services business also improved. In the Staffing Services segment, average pricing was stable as compared with the fourth quarter of 2003. Year over year decreases in temporary staffing gross profit margins were partially offset by a shift in the mix of services toward higher margin managed services and permanent placement revenue. The segment operating profit margin improved to 1.8% in the first quarter 2004.

     Professional Services revenue growth on a year over year basis accelerated to 10.2% in the first quarter 2004. This reflects improvements in each skill category, including 10.9% growth in information technology staffing. Gross profit margins declined due to pricing pressure in our largest accounts, growth in technology staffing, which has lower average margins, and increased unemployment taxes. These declines were partially offset by increased permanent placement revenue. Increased volume combined with reduced operating expenses resulted in an improved segment operating profit margin of 2.4%.

OTHER ITEMS

     The Company continues to implement the final phase of its enterprise-wide system. To date approximately 225 locations have been successfully converted to the new system. The Company anticipates the system implementation will be substantially complete during the third quarter.

     As previously announced, the Company recorded restructuring and other charges of $8.9 million on a pre-tax basis for the termination of the employment contract of its former chief executive officer, facility consolidation and severance.

     The Company’s discontinued operations consist of staffing operations in Europe and Australia and the court reporting business in the U.S. The loss from discontinued operations includes pre-tax operating losses of $4.8 million and a pre-tax charge of $1.9 million for the estimated loss on disposal of its discontinued operations.

OUTLOOK

     Krause commented, “Weekly sales trends in late March and for the first three weeks of April are showing continued growth versus last year, reflective of new account wins and increased volume at existing accounts. Based on these trends, the Company currently anticipates revenue for the second quarter 2004 will be between $485 and $505 million and earnings from continuing operations will be between $0.03 and $0.07 per share. This compares with revenue of $425.3 million and a loss per share from continuing operations of ($0.02) in the second quarter of 2003. We have also assumed an effective tax rate of 40% for the second quarter 2004.”

About Spherion

     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.

     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Debt Compliance- Failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; certain contracts contain termination provisions and pricing risks; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings (loss) from continuing operations include, but are not limited to, restructuring charges, gains/losses on the sale of assets, goodwill impairment charges and gains on the early retirement of debt, net of taxes. Adjusted earnings (loss) from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings (loss) from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings (loss) from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	March 26,	March 28,
	2004	2003
Revenues (1)	$478,551	$414,134
Cost of services	378,479	322,536

Gross profit (2)	100,072	91,598

Selling, general and administrative expenses	96,660	95,547
Interest expense	1,443	1,500
Interest income	(1,018)	(1,324)
Restructuring and other charges	8,874	—

	105,959	95,723

Loss from continuing operations before income taxes and discontinued operations	(5,887)	(4,125)
Income tax benefit	1,911	1,412

Loss from continuing operations before discontinued operations	(3,976)	(2,713)

Discontinued operations:
Loss from discontinued operations (3)	(6,705)	(3,033)
Income tax benefit	2,549	963

Loss from discontinued operations	(4,156)	(2,070)

Net loss	$(8,132)	$(4,783)

Loss per share-Basic and Diluted:
Loss from continuing operations before discontinued operations	$(0.07)	$(0.05)
Loss from discontinued operations	(0.07)	(0.03)

	$(0.13)	$(0.08)

Weighted average shares used in computation of loss per share:
Basic	60,536	59,698
Diluted	60,536	59,698

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $1,942 and $1,058 in 2004 and 2003, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	March 26,	December 26,
	2004	2003
Assets

Current Assets:
Cash and cash equivalents	$24,377	$21,248
Receivables, less allowance for doubtful accounts of $2,697 and $6,671	296,438	330,001
Deferred tax asset	20,868	20,868
Income tax receivable	25,414	20,710
Insurance deposit	25,876	27,412
Other current assets	16,486	19,261
Assets of discontinued operations	72,505	—

Total current assets	481,964	439,500
Goodwill	47,497	49,977
Property and equipment, net	120,125	133,448
Deferred tax asset	137,378	144,154
Insurance deposit	64,370	67,688
Intangibles and other assets	30,894	30,067

	$882,228	$864,834

Liabilities and Stockholders’ Equity

Current Liabilities:
Current portion of long-term debt	$6,212	$6,939
Accrued restructuring	5,867	5,531
Accounts payable and other accrued expenses	84,659	97,019
Accrued salaries, wages and payroll taxes	65,336	60,282
Accrued insurance reserves	36,873	36,849
Other current liabilities	7,910	7,391
Liabilities of discontinued operations	26,401	—

Total current liabilities	233,258	214,011

Long-term debt, net of current portion	8,240	8,325
Convertible subordinated notes	89,748	89,748
Accrued insurance reserves	29,870	29,110
Accrued income tax payable	81,903	79,423
Deferred compensation and other long-term liabilities	32,463	32,372

Total liabilities	475,482	452,989

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 5,164,330 and 5,425,781 shares, respectively	(51,593)	(54,971)
Additional paid-in capital	852,596	852,995
Accumulated deficit	(410,732)	(402,600)
Accumulated other comprehensive income	15,822	15,768

Total stockholders’ equity	406,746	411,845

	$882,228	$864,834

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance
	Three Months Ended	Three Months Ended	Three Months Ended
	June 25,	June 27,	March 26,	March 28,
	2004	2003 (1)	2004	2003 (1)
Adjusted earnings (loss) from continuing operations		$(1,915)	$1,792	$(2,713)

Restructuring and other charges, net of tax		309	(5,768)	—

Other gains, net of tax		194	—	—

Loss from continuing operations		(1,412)	(3,976)	(2,713)

Net loss from discontinued operations		(5,086)	(4,156)	(2,070)

Net loss		$(6,498)	$(8,132)	$(4,783)

Per share-Diluted amounts:
Adjusted (loss) earnings from continuing operations	$0.03 to $0.07	$(0.03)	$0.03	$(0.05)

Restructuring and other charges, net of tax	—	0.01	(0.10)	—

Other gains, net of tax	—	0.00	—	—

Earnings (loss) from continuing operations	$0.03 to $0.07	(0.02)	(0.07)	(0.05)

Loss from discontinued operations		(0.09)	(0.07)	(0.03)

Net loss		$(0.11)	$(0.13)	$(0.08)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		59,819	60,536	59,698

(1)	Results from continuing operations for both the three months ended March 28, 2003 and June 27, 2003 have been updated from prior year for the reclassification of discontinued operations.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	March 26, 2004	March 28, 2003	December 26, 2003
Revenues:
Staffing Services	$385,438	$329,670	$387,483
Professional Services	93,113	84,464	89,618

Segment revenue	$478,551	$414,134	$477,101

Gross profit:
Staffing Services	$72,639	$65,001	$73,947
Professional Services	27,433	26,597	28,805

Segment gross profit	$100,072	$91,598	$102,752

Segment operating profit:
Staffing Services	$6,984	$3,427	$9,347
Professional Services	2,278	65	957

Segment operating profit	9,262	3,492	10,304

Unallocated corporate costs	(5,850)	(7,441)	(7,226)
Interest expense	(1,443)	(1,500)	(1,532)
Interest income	1,018	1,324	1,004
Restructuring and other charges	(8,874)	—	(2,188)

(Loss) earnings from continuing operations before income taxes and discontinued operations	$(5,887)	$(4,125)	$362

MEMO:

Gross profit margin:
Staffing Services	18.8%	19.7%	19.1%
Professional Services	29.5%	31.5%	32.1%
Total Spherion	20.9%	22.1%	21.5%

Segment operating profit margin:
Staffing Services	1.8%	1.0%	2.4%
Professional Services	2.4%	0.1%	1.1%
Total Spherion	1.9%	0.8%	2.2%

Supplemental Cash Flow Information:
Operating cash flow	$2,438	$79,694	$(31,194)
Capital expenditures	$4,519	$16,216	$1,566
Depreciation and amortization	$8,511	$6,796	$7,994
DSO	57	52	55

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	March 26, 2004	March 28, 2003	December 26, 2003
Staffing Services

Revenue by Skill:
Clerical	$257,955	$232,123	$251,259
Light Industrial	127,483	97,547	136,224

Segment Revenue	$385,438	$329,670	$387,483

Revenue by Service:
Temporary Staffing	$285,711	$234,538	$299,288
Managed Services	96,011	93,401	84,698
Permanent Placement	3,716	1,731	3,497

Segment Revenue	$385,438	$329,670	$387,483

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	15.1%	16.5%	17.3%
Managed Services	26.9%	26.2%	22.0%
Permanent Placement	100.0%	100.0%	100.0%
Total Staffing Services	18.8%	19.7%	19.1%

Professional Services

Revenue by Skill:
Information Technology	$63,720	$57,450	$58,148
Finance & Accounting	19,844	18,261	21,596
Other	9,549	8,753	9,874

Segment Revenue	$93,113	$84,464	$89,618

Revenue by Service:
Temporary Staffing	$84,541	$77,598	$81,124
Permanent Placement	8,572	6,866	8,494

Segment Revenue	$93,113	$84,464	$89,618

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	22.3%	25.4%	25.0%
Permanent Placement	100.0%	100.0%	100.0%
Total Professional Services	29.5%	31.5%	32.1%